EXHIBIT 2.3












                              ACQUISITION AGREEMENT


                          FIRST MORTGAGE INVESTMENT CO.


                                       AND


                            ADVANCED FINANCIAL, INC.






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                                Table of Contents

1     Definitions............................................................1

2     Sale of Property.......................................................3
      2.1   Purchase Price...................................................3
      2.2   Settlement Charges...............................................4
      2.3   Assumption of First Mortgage.....................................4
      2.4   Title and Survey Requirements....................................4
      2.5   Disclosure of Information Related to Real Estate.................5
      2.6   Representations and Warranties of AFIM...........................5
      2.7   Instruments of Transfer..........................................7

3     Recapitalization and Cancellation of Second Mortgage in Exchange for AFI
      Stock..................................................................7
      3.1   Conditions.......................................................7
      3.2   Recapitalization.................................................8
      3.3   Instruments of Transfer..........................................8

4     Option.................................................................9

5     Representations and Warranties of AFI and AFIM.........................9
      5.1   Authority........................................................9
      5.2   Title to Property and Assets.....................................9
      5.3   Good Standing....................................................9

6     Representations and Warranties of FMIC.................................9

7     Covenants of AFI, AFIM and FMIC........................................9
      7.1   Cooperation.....................................................10

8     Conditions Precedent to the Obligations of AFI and AFIM...............10
      8.1   FMIC Representations True At Closing............................10
      8.2   FMIC Performance Prior to Closing...............................10
      8.3   Plan Confirmed..................................................10

9     Conditions Precedent to the Obligations of FMIC.......................10
      9.1   AFI Representations True At Closing.............................10
      9.2   AFI Performance Prior to Closing................................10
      9.3   Plan Confirmed..................................................10
      9.4   Contents of Confirmation Order..................................10
      9.5   Completeness of  Confirmation Order.............................11
      9.6   Good Standing...................................................11
      9.7   Subsidiary......................................................11
      9.8   Independent Audit...............................................11
      9.9   Securities and Exchange Commission Filings......................11


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10    Termination...........................................................11
      10.1  By Mutual Consent...............................................11
      10.2  By FMIC.........................................................12
      10.3  By AFI..........................................................12
      10.4  No Liability....................................................12

11    Miscellaneous.........................................................12
      11.1  Time............................................................12
      11.2  Notice..........................................................12
      11.3  Survival........................................................12
      11.4  Entire Agreement................................................12
      11.5  Binding Effect..................................................12
      11.6  Amendments......................................................12
      11.7  Expenses........................................................13
      11.8  Headings........................................................13
      11.9  Construction of Agreement.......................................13
      11.10 Counterparts. ..................................................13
      11.11 No Assumption of AFI's or AFIM's Liabilities....................13

Table of Exhibits...........................................................15


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                              ACQUISITION AGREEMENT

     THIS AGREEMENT is made as of the 13th day of November, 1998, by and among FIRST MORTGAGE INVESTMENT CO., a Missouri corporation ("FMIC"), ADVANCED
FINANCIAL, INC., a Delaware corporation ("AFI") and AFI MORTGAGE, INC., a Nebraska corporation ("AFIM").

                                    RECITALS:

     WHEREAS, AFI, a publicly traded company, is a debtor-in-possession in Case No. 98-41228-11-JAP ("AFI Bankruptcy Proceeding") pending in the United States Bankruptcy Court for the District of Kansas (the "Bankruptcy Court");

     WHEREAS, AFIM, a wholly owned subsidiary of AFI, is a debtor-in-possession in Case No. 97-43122-11-JAP ("AFIM Bankruptcy Proceeding") pending in the Bankruptcy Court;

     WHEREAS, the AFI Bankruptcy Proceeding and the AFIM Bankruptcy Proceeding have been consolidated for administrative purposes by the Bankruptcy Court;

     WHEREAS, FMIC is a secured creditor of AFIM holding a promissory note and second mortgage, on certain real estate owned by AFIM, a copy of which second mortgage is attached hereto as Exhibit A ("Second Mortgage");

     WHEREAS,   AFI,   AFIM  and  FMIC  desire  to   accomplish   the  following
transactions:

      (i) AFIM will sell the Property as defined in Section 1.12 below to FMIC;

      (ii) FMIC will contribute the Second Mortgage Note held by FMIC to the capital of AFI and will cancel the Second Mortgage held by FMIC in exchange for stock in AFI representing sixty percent (60%) ownership of all issued and outstanding common capital stock of AFI immediately after the cancellation of FMIC's Second Mortgage and the issuance of such stock in exchange thereof; and

      (iii) AFI will grant an option to FMIC to acquire additional stock in AFI, which option, if exercised to its fullest extent, would permit FMIC to own eighty percent (80%) of the total issued and outstanding common capital stock of AFI immediately after exercise of the option.

     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, and intending to be legally bound, the parties hereto do hereby agree as follows:

1 Definitions. As used in this Agreement, terms defined in the preamble and recitals of this Agreement shall have the meaning set forth therein and the following terms shall have the meanings set forth below.

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      1.1   "Joint Plan of Reorganization" shall mean that certain joint plan of reorganization adopted and confirmed by the Bankruptcy Court in the AFI Bankruptcy Proceeding and the AFIM Bankruptcy Proceeding in substantially the same form as Exhibit 1.1 attached hereto.

      1.2 "Agreement" shall mean this Acquisition Agreement and all Exhibits hereto, as the same may from time to time be amended.

      1.3 "Closing" shall mean the closing of the transactions contemplated by this Agreement to be held at the offices of Hillix, Brewer, Hoffhaus, Whittaker & Wright, L.L.C., 2420 Pershing Road - 4th Floor, Kansas City, Missouri, 64108, or other such place as is mutually agreed to in writing by the parties to this Agreement.

      1.4 "Closing Date" shall mean the date on the Closing and shall be September 15, 1998 or such other date as the parties may agree.

      1.5   "Code" shall mean the Internal Revenue Code of 1986, as amended.

      1.6 "Confirmation Date" shall mean the date upon which the Confirmation Order is entered by the Bankruptcy Court after a hearing conducted pursuant to ss. 1128 of the Bankruptcy Code.

      1.7 "Confirmation Order" shall mean the order of the Bankruptcy Court confirming the Plan of Reorganization.

      1.8 "Effective Date" shall mean the first day occurring on or after the tenth (10th) day following the Confirmation Date, unless the Confirmation Order is stayed pending appeal, in which case the Effective Date shall be the first business day after the stay is vacated, or as soon thereafter as is practicable.

      1.9 "First Mortgage" shall mean the promissory note and first mortgage on the Property held by Citizen's National Bank, located at 7900 Quivira, Lenexa, KS. 66215, attn:
Don Hidgon, copies of which are attached hereto as Exhibit 1.9.

      1.10 "Improvements" shall mean all improvements on the Property including, without limitation, the building (the "Building") that is currently located on the Property and all personal property used in the operations of the Building including, without limitation, all mechanical systems, fixtures and equipment, other than leased equipment.

      1.11. "Liabilities" shall mean all debts, liabilities, taxes, obligations under contracts, leases, agreements and commitments, and other obligations of every kind and character of AFI or AFIM as the same may exist at the Closing Date, whether accrued, absolute, contingent or otherwise, and whether due, to become due or which may arise in the future based upon events or a state of facts existing at the Closing Date.

      1.12. "Property" shall mean that certain real property ("Land") as described by Exhibit 1.12 attached hereto and made a part hereof and the Improvements, together with all of Sellers' right, title and interest in and to (a) any and all roads, easements, streets and ways bounding the

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Land,  and (b) any rights of ingress  and  egress,  development  rights,  zoning rights and applications, air rights, water rights and sewer rights relating to the Land and any strips or gores of land adjoining the Land; (c) all site plans, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans, environmental audits, landscape plans and other plans, diagrams or studies of any kind, if any, in Sellers' possession which relate to the Land or the Improvements; and
(d) all other rights, privileges and appurtenances owned by Sellers and any rights privileges, easements, appurtenances and immunities belonging thereto or in any way pertaining thereto.

      1.13 "Purchase Price" shall have the meaning indicated in Paragraph 2.1 hereof; and

      1.14 "Record Date" shall mean the date upon which the shareholders of record shall be determined for purposes of issuing stock pursuant to Paragraph
3.2 hereof.

      1.15 "Settlement Charges" shall, except as otherwise provided by this Agreement, mean costs of unpaid taxes, liens and the value of real estate commissions avoided of the Property adjusted through the Closing Date.

      1.16 "Title Commitment" shall mean a commitment for issuance of title insurance as provided in Paragraph 2.4.1 hereof.

      1.17 "Title Company" shall mean Columbian National Title Insurance Company of Johnson County, Inc, located at 201 N. Cherry, Olathe, KS 66061.

      1.18 "Title Policy" shall mean the title insurance policy required in Paragraph 2.4.1 hereof.

2 Sale of Property. AFIM agrees to sell, transfer, assign, convey and deliver to FMIC, or its assigns, and FMIC agrees to purchase, accept and acquire from AFIM, the Property, free and clear from any and all security interests, liens, and encumbrances of every type and nature whatsoever including, but not limited to, leases, tenancies or possessory rights of any kind, except as specifically provided for herein.

      2.1   Purchase  Price.  FMIC  agrees to pay for  the  Property  the sum of
One   Million   Thirty   Thousand  and   No/100   Dollars   ($1,030,000.)   less
Settlement Charges as defined at paragraph 2.2 as follows:

            2.1.1 An amount equal to the principal and accrued interest through the Closing Date due and owing on the First Mortgage shall be paid by assumption of such First Mortgage provided in Paragraph 2.3 below; and,

            2.1.2 Cash or certified funds payable on the Closing Date in an amount equal to the difference between the Purchase Price and the principal balance plus accrued interest through the Closing Date due and owing on the First Mortgage.

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      2.2   Settlement  Charges.  All Settlement  Charges due hereunder shall be paid from or credited against the cash otherwise payable to AFIM at Closing as defined in Paragraph 2.1 above.

      2.3 Assumption of First Mortgage. FMIC agrees to assume all of AFIM's obligations under the First Mortgage and FMIC agrees to at all times save harmless AFI and AFIM against all claims, demands, actions, proceedings, costs and expenses by reason of or growing out of obligations under the First Mortgage. Except as specifically provided for herein, FMIC shall not assume or become liable for any of AFI's or AFIM's Liabilities now or hereafter existing.

      2.4   Title and Survey Requirements.

            2.4.1 Title Commitment. AFI and AFIM (collectively "Sellers") shall, as soon as possible but not later than ten (10) business days from the date hereof and at Sellers' expense, cause to be furnished to FMIC a current ACTA 1992 commitment for an owner's policy of title insurance (the "Title Commitment") on the Property issued by the Title Company in an amount not less than the Purchase Price together with copies of all documents identified on the Title Commitment as Schedule B exceptions. The Title Commitment shall: (i) describe the Property; (ii) name FMIC as the party to be insured thereunder;
(iii) commit to insure FMIC with  indefeasible,  good and marketable  title; and
(iv) satisfy the title policy requirements set forth on Exhibit 2.4.1, attached hereto and incorporated herein by this reference. The Title Commitment shall also commit to issue such endorsements as FMIC in its sole and absolute discretion shall deem advisable including but not limited to an access endorsement and a zoning endorsement.

            2.4.2 Survey. Sellers shall, as soon as possible but not later than twenty (20) business days from the date hereof and at Sellers' expense, cause to be prepared and furnished to FMIC and the Title Company a current survey prepared by a Registered Public Surveyor acceptable to FMIC and to the Title Company (the "Survey") of the Property. The Survey at a minimum shall meet the standards and requirements set forth on Exhibit 2.4.2 attached hereto and incorporated herein by this reference. Sellers shall provide to the surveyor a copy of Exhibit 2.4.1 when the Survey is ordered. The Survey shall be satisfactory to the Title Company so as to permit the Title Company to delete the standard printed survey and boundary exceptions in the Owner's Title Policy to be issued to FMIC as required herein. Sellers covenant and agree that they shall, at their expense, cause to be effected a lot split, replat or other subdivision of the real property containing the Property such that the conveyance of the Property to FMIC hereunder complies with the applicable subdivision ordinance or municipal development plan, if required.

            2.4.3 Review of Title and Survey. FMIC shall have twenty (20) days after the receipt of both the Survey and the Title Commitment in which to notify Sellers of any objections FMIC has to any matters with respect to the Title Commitment or the Survey. Any title encumbrances or exceptions which are set forth in the Title Commitment or the Survey and to which FMIC does not timely object shall be deemed to be permitted exceptions to the status of Sellers' title (the "Permitted Exceptions"). With regard to items to which FMIC does timely object, Sellers shall cure such matters within twenty (20) days from the date of FMIC's notice (the "Cure Period"), provided that Sellers shall be obligated, as of the Closing Date, to cause to be fully paid and discharged, and either released of record or insured over, all deeds of trust and other financing documents of record encumbering the Property or any part thereof (collectively, "Mortgage Documents"), excepting only the First Mortgage which Buyer has agreed to assume

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hereunder.  Any matter to which FMIC  objects  shall be deemed  cured if Sellers obtain the agreement of the Title Company to issue the Owner's Title Policy to FMIC without making exception for such matter or to provide affirmative insurance acceptable to FMIC, in FMIC's sole discretion, against such matter. If Sellers fail to cure such objections within the Cure Period, FMIC, at FMIC's option, may waive the objections not cured or terminate this Contract by notice to Sellers. If, as of 5:00 P.M. on the last day of the Cure Period, any such objection of FMIC remains uncured and FMIC has not waived the title objection in writing, then FMIC shall be irrevocably deemed to have canceled the Contract.

      2.5 Disclosure of Information Related to Real Estate. Sellers shall, as soon as possible and not later than twenty (20) days from the date hereof, deliver to FMIC legible, accurate and complete copies of the following, to the extent that such items exist and are within Sellers' possession (the "Delivery Items"):

            2.5.1 the most recent ad valorem tax statements from all taxing authorities having jurisdiction over the Property; and

            2.5.2 site plans, surveys, soil and substrata studies, architectural renderings, as built plans and specifications, engineering plans and studies, floor plans, landscape plans and the plans, diagrams or studies of any kind, if any, in Sellers' possession, which relate to the Land or the Improvements, together with all documents relating or pertaining to all warranties and guaranties of construction, if any, in Sellers' possession;

            2.5.3 Schedule of repairs/replacements during the past 36 months;

            2.5.4 Disclosure as to who is responsible for maintenance and repairs to ingress-egress easements to the Property;

            2.5.5 Copy of the construction and building plans for the Property;

            2.5.6 Copy of any existing Phase I Environmental Report on the Property. FMIC and their authorized representatives shall have the right to inspect the Property.

      2.6 Representations and Warranties of AFIM. AFIM hereby represents and warrants as of the date hereof and as of the Closing Date that, to the best of its knowledge and belief:

            2.6.1 There are no contracts of employment, management, maintenance, service, supply or rental outstanding which affect any portion of the Property or its operation.

            2.6.2 There is no pending condemnation or similar proceeding affecting the Property or any portion thereof, and Sellers have not received any written notice that any such proceeding is contemplated.

            2.6.3 The Property is not in violation of any federal, state, county or municipal law, ordinance, order, regulation or requirement and no written notice of any such violation has been issued to Sellers by any governmental authority.

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            2.6.4  The   Property   does  not  contain  any  of  the   following
(collectively,  "Hazardous  Materials"):  (a) urea formaldehyde foam insulation;
(b) transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls; (c) pesticides or herbicides; or (d) any other chemical, material or substance to which exposure is prohibited, limited or regulated by any federal, state, county, regional or local authority.

            2.6.5 The Property is not now being used nor has it been used during the period of Sellers' ownership for any activities involving, directly or indirectly, the use, generation, treatment, storage or disposal of any Hazardous Materials.

            2.6.6 The Property has access to and from one or more publicly dedicated streets, highways or roads.

            2.6.7 No work has been performed or is in progress by Sellers at the Property and no materials have been furnished to the Property or any portion thereof by or for Sellers, which might give rise to mechanic's, materialman's or other liens against the Property or any portion thereof.

            2.6.8 Sellers are not a party to any contracts or other obligations outstanding for the sale, exchange or transfer of the Property or any portion thereof.

            2.6.9 Sellers are not foreign persons selling property as described in the Foreign Investment in Real Property Tax Act and agree to deliver an affidavit at Closing reflecting that Sellers are not such foreign persons and providing Sellers' tax identification numbers ("Tax Affidavit").

            2.6.10 There are no actions, suits, claims, proceedings or causes of action which are pending or have been threatened or asserted against, or are affecting, Sellers or the Property or any part thereof in any court or before any arbitrator, board or governmental or administrative agency or other person or entity which might have an adverse effect on the Property.

            2.6.11  No   zoning,   building   or  similar   law,   ordinance  or
regulation is, or as of the Closing will be, violated by the continued maintenance, operation or use of the Property.

            To the best of Seller's knowledge, all information created or generated by Seller and given to FMIC with respect to the Property, or the operations thereon, is true and correct in all respects and fully and accurately depicts the matters set forth therein. To the best of Seller's knowledge, there are no facts or other information concerning the condition of the Property which have not been disclosed fully to FMIC and which could reasonably be expected to have a material bearing upon FMIC's decision to enter into this Agreement.

      2.7   Instruments of Transfer.

            2.7.1 AFIM's Deliveries. At the Closing, AFIM shall deliver to FMIC:

                  (a)   A special warranty deed for the Property.

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                  (b)   The Title Policy  insuring  the  Property as provided by
Paragraph 2.4.1 above, issued at the expense of AFIM.

                  (c)   Such  other  instrument  or  instruments   necessary  to
complete the sale of the Property contemplated under this Agreement.

            2.7.2 FMIC's Deliveries. At the Closing, FMIC shall deliver to AFIM:

                  (a) Cash or certified funds required under Paragraph 3 above; and

                  (b)   Such  other  instrument  or  instruments   necessary  to
complete the sale of the Property contemplated under this Agreement.

3 Recapitalization and Cancellation of Second Mortgage in Exchange for AFI Stock. AFI agrees to issue to FMIC, and FMIC agrees to accept in complete satisfaction and release of AFIM's obligations to FMIC under the Second Mortgage, the number of shares of AFI's common capital stock which equals sixty percent (60%) of its total issued and outstanding common capital immediately after said issuance. Under the terms of the AFI and AFIM Joint Plans of Reorganization, such number of shares is expected to be one million eight hundred thousand (1,800,000) shares.

      3.1 Conditions. FMIC's obligation to cancel the Second Mortgage in exchange for receipt of AFI stock shall be subject to the following conditions:

            3.1.1 All existing stock options or stock warrants, if any, of either AFI or AFIM will be terminated; and

            3.1.2 AFI shall have only one class of stock.

            3.1.3 AFI and AFIM shall have no liabilities, obligations, contracts or other commitments of any kind or nature except as set forth in the AFI and AFIM Joint Plan of Reorganization.

      3.2 Recapitalization. As part of the Joint Plan of Reorganization, AFI shall:

            3.2.1 Cancel all outstanding common and preferred stock, as of the Closing Date, and replace said canceled stock with one class of common capital stock as described in Paragraph 3.2.2 below; and

            3.2.2 In replacement of the stock canceled as described in Paragraph 3.2.1, issue common capital stock aggregating ten percent (10%) of AFI's total outstanding common capital stock to the canceled common and preferred stock shareholders, on a pro rata basis to their respective common and preferred stock ownership in AFI as of the Record Date as set forth in the AFI Plan of Reorganization. It is now anticipated that this ten percent (10%) shall be represented by three hundred thousand (300,000) shares; and

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            3.2.3 Issue common capital stock aggregating thirty percent (30%) of its common capital stock to all the creditors, excluding FMIC, of AFI and AFIM, on a pro rata basis of each respective creditor's outstanding receivables from AFI and AFIM as set forth in the AFI and AFIM Plan of Reorganization. It is now anticipated that this thirty percent (30%) shall be represented by nine hundred thousand (900,000) shares.

            3.2.4 It is now anticipated that AFI's stock ownership after the recapitalization and exchange of the Second Mortgage for stock shall be as follows:

                                                      Shares          Percent
                  (a)   Pre-transaction Shareholders  300,000.         (10.%)

                  (b)   AFI and AFIM Creditors        900,000.         (30.%)

                  (c)   FMIC                          1,800,000.       (60.%)

                  (d)   Total Anticipated Shares      3,000,000.       (100.%)

            3.2.5 The Articles of Incorporation of AFI shall be amended to provide for capital of Ten Million (10,000,000) shares of common stock, $0.001 par value, and One Million (1,000,000) shares of Preferred Stock, $0.005 par value. The Articles shall provide that the terms and conditions of each series of the Preferred Stock shall be established from time to time by the Board of Directors as provided by Section 151 of the Delaware General Corporation Law.

      3.3   Instruments of Transfer.

            3.3.1 AFI's Deliveries.  At the Closing, AFI shall deliver to FMIC;

                  (a) Stock certificate or certificates in the name of FMIC as owner representing that number of shares in AFI's common stock equal to sixty percent (60%) of AFI's total outstanding common stock immediately after the issuance of stock contemplated in Paragraph 3 above. Such shares shall be lawfully issued, validly authorized, fully paid and non assessable.

                  (b) Such other instrument or instruments necessary to complete the recapitalization and issuance of stock to FMIC contemplated under this Agreement or required by the AFI Joint Plan of Reorganization.

            3.3.2 FMIC's Deliveries. At the Closing FMIC shall deliver to AFI or
AFIM:

                  (a) All documents and instruments necessary to effect FMIC's complete satisfaction and release of AFIM's obligations under the Second Mortgage; and

                  (b) Such other instrument or instruments necessary to complete the recapitalization and issuance of stock to FMIC contemplated under this Agreement or required by the Joint Plans of Reorganization.

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4  Option.  AFI  agrees  to grant to FMIC an  option  in the form of the  Option
Agreement attached hereto as Exhibit 4 to acquire additional stock in AFI

5 Representations and Warranties of AFI and AFIM. Except as expressly provided herein, the purchase of the Property herein and the acquisition by FMIC of AFI's common stock as contemplated herein is "as is-where is." Notwithstanding the foregoing AFI and AFIM represent and warrant to FMIC as follows:

      5.1 Authority. Each individual executing this Agreement on behalf of AFI and AFIM has authority to execute and deliver this Agreement, and the terms hereof are binding and enforceable upon AFI and AFIM in accordance with its terms.

      5.2 Title to Property and Assets. At Closing, AFIM will have authority to transfer good and marketable title to the Property in accordance with the terms and conditions of this Agreement, free and clear of any mortgage, pledge, lien, security interest, lease, charge, encumbrance or conditional sale or other title retention agreement, except as otherwise expressly provided herein.

      5.3 Good Standing. AFI and AFIM are duly organized and in good standing in their respective states of incorporation.

6 Representations and Warranties of FMIC. FMIC represents and warrants that each individual executing this Agreement and any other agreements contemplated hereby on behalf of FMIC is a duly authorized officer of FMIC and that each such individual has authority to execute and deliver this Agreement and any other agreements contemplated hereby on behalf of FMIC, and that the terms hereof are binding and enforceable upon FMIC in accordance with their respective terms. FMIC is duly organized and in good standing in the State of Missouri.

7 Covenants of AFI, AFIM and FMIC. AFI, AFIM and FMIC covenant and agree that, prior to the Closing Date, except as otherwise consented to in writing by the other parties or as permitted by this Agreement:

      7.1 Cooperation. AFI, AFIM and FMIC shall use their best efforts to obtain all consents and authorizations of third parties and make all filings with and give all notices to third parties which may be necessary or reasonably required in order to effect the sale and adoption of the Joint Plans of Reorganization contemplated by this Agreement and take such additional actions so that the transactions contemplated by this Agreement may be expeditiously consummated.

8 Conditions Precedent to the Obligations of AFI and AFIM. All obligations of either AFI or AFIM under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, which conditions may be waived only by both AFI and AFIM:

      8.1 FMIC Representations True At Closing. The representations and warranties of FMIC herein contained shall be true and correct in all material respects as of the date hereof and shall continue to be true and correct as of the Closing Date with the same force and effect as though made as of the Closing Date.

      8.2 FMIC Performance Prior to Closing. FMIC shall have performed or complied with all its obligations, agreements and covenants contained herein that are required to be performed by it prior to the Closing.

      8.3 Plan Confirmed. Entry of the Confirmation Order and expiration or the appeal period for such Order without an appeal having been perfected.

9 Conditions Precedent to the Obligations of FMIC. All obligations of FMIC under this Agreement are subject to the fulfillment, at or prior to the Closing Date, of each of the following conditions, which conditions may be waived only by
FMIC:

      9.1 AFI Representations True At Closing. The representations and warranties of both AFI and AFIM herein contained shall be true and correct as of the date hereof and shall continue to be true and correct as of the Closing Date with the same force and effect as though made as of the Closing Date.

      9.2 AFI Performance Prior to Closing. AFI and AFIM shall have performed or complied with all the obligations, agreements and covenants of AFI and AFIM herein contained to be performed by them prior to or as of the Closing Date.

      9.3 Plan Confirmed. Entry of the Confirmation Order and expiration of the appeal period for such Order without an appeal having been perfected.

      9.4 Contents of Confirmation Order.  The Confirmation Order shall contain:

            9.4.1 approval of AFI's cancellation of all existing stock and warrants.

            9.4.2 approval of the recapitalization of AFI's outstanding common and preferred stock as described herein.

            9.4.3 approval of AFI's issuance of sixty percent (60%) of its common capital stock, as measured immediately after such issuance, to FMIC in complete satisfaction and release of AFIM's obligations to FMIC under the Second Mortgage.

            9.4.4 approval of AFI's issuance of thirty percent (30%) of its common capital stock, as measured immediately after such issuance, in complete satisfaction and release of AFIM's obligations to its creditors under the AFIM Bankruptcy Proceeding and AFI obligations to its creditors under the AFI Bankruptcy Proceeding.

            9.4.5 approval that ten percent (10%) of AFI's outstanding common capital stock be reallocated, as measured immediately after such reallocation, to its pre-recapitalization common and preferred shareholders on a pro rata basis.

            9.4.6  approval of Amendment of Articles of Incorporation.

            9.4.7 approval of AFI's issuance of the Option, as provided in Paragraph 4 above and Exhibit 4, to FMIC.

            9.4.8 approval of AFI's sale of the real property to FMIC.

      9.5 Completeness of Confirmation Order. The Confirmation Order shall not omit any term or condition deemed reasonably necessary by FMIC to obtain the benefits of the bargain of this agreement nor shall it contain any term which, in the reasonable opinion of FMIC, causes a material adverse change in this agreement

      9.6 Good Standing. At the Closing Date, AFI and AFIM will be good standing in their respective states of incorporation and in any other jurisdiction where they are required to be qualified to do business.

      9.7 Subsidiary. AFIM has remained a wholly owned subsidiary of AFI.

      9.8 Independent Audit. Completion of an audit by an independent certified public accountant verifying the amount, expiration schedule and other pertinent details of AFI's net operating loss carry forward, as defined under the Code.

      9.9 Securities and Exchange Commission Filings. Completion and filing, by AFI, of all of its Security and Exchange Commission filings required to be filed as of the Closing Date.

10 Termination. Notwithstanding anything to the contrary herein, this Agreement may be terminated and the transactions contemplated hereby may be abandoned:

      10.1 By Mutual Consent. By the mutual consent of AFI, AFIM and FMIC at any time prior to the Closing Date;

      10.2 By FMIC. By FMIC if there exists a material breach of any representation or warranty made to FMIC or any covenant or agreement to be performed by AFI or AFIM, or if any condition to the obligation of FMIC hereunder becomes impossible to fulfill or remains unfulfilled on the Closing Date, as such may have been extended by mutual written consent of the parties; or

      10.3 By AFI. By AFI or AFIM if there exists a material breach of any representation or warranty made to either AFI or AFIM, or any covenant or agreement to be performed by FMIC, or if any condition to the obligation of AFI hereunder becomes impossible to fulfill or remains unfulfilled on the Closing Date, as such may have been extended by mutual written consent of the parties.

      10.4 No Liability. Upon the termination of this Agreement under this Paragraph 11, no party hereto shall have any further liability or obligation to any other party hereunder.

11 Miscellaneous. It is further agreed as follows:

      11.1 Time. Time is of the essence of this Agreement.

      11.2 Notice. All notices required hereunder will be in writing and served by certified mail, return receipt requested, postage prepaid or by an overnight express mail courier and addressed to the parties at the addresses set forth below:

            11.2.1 FMIC's Address. Charles A. Holtgraves, Vice President, First Mortgage Investment Co., 5425 Martindale, Shawnee, Kansas 66218. With a copy to:
Steven H. Goodman, Shughart, Thomson & Kilroy, P.C., Twelve Wyandotte Plaza, 120 West 12th Street, Kansas City, Missouri 64105.

            11.2.2 AFI's Address. Mr. William B. Morris, Senior Vice President, Advanced Financial Inc., 5425 Martindale, Shawnee, Kansas 66218. With copies to: Thomas E. Carew, Hillix, Brewer, Hoffhaus, Whittaker and Wright, L.L.C., 2420 Crown Center - Fourth Floor, Kansas City, Missouri 64108; Thomas M. Mullinix, Evans and Mullinix, P.A.,15031 West 87th Street, Lenexa, Kansas 66219

      11.3 Survival. The covenants, representations and warranties of AFI, AFIM and FMIC herein contained will be effective on the date hereof and on the Closing Date and will survive Closing.

      11.4 Entire Agreement. This Agreement and all Exhibits hereto constitutes the entire agreement and understanding between FMIC and AFI and AFIM with regard to the subject matter hereof and supersedes any prior agreements, understandings, warranties or representations between AFI, AFIM and FMIC except as set forth herein.

      11.5 Binding Effect. This Agreement will inure to the benefit of and bind the respective successors and assigns of the parties.

      11.6 Amendments. This Agreement may be amended, modified and supplemented only by written agreement executed by the parties at any time with respect to any of the terms contained herein and, if prior to the entry of the Confirmation Order, upon approval by appropriate order of the Bankruptcy Court.

      11.7 Expenses. Each of the parties will be responsible for payment of its own expenses (including legal fees) incurred in connection with the transactions contemplated by this Agreement, regardless of whether or not such transactions are consummated.

      11.8 Headings. The headings provided in this Agreement are for convenience only and have no legal significance.

      11.9 Construction of Agreement. This Agreement shall be governed by and interpreted and construed under and by virtue of the laws of the State of Kansas, regardless of the domicile of either AFI, AFIM or FMIC.

      11.10 Counterparts. For the convenience of the parties, this Agreement may be executed in several counterparts, which are in all respects identical and each of which shall be deemed to be complete in itself so that any one may be introduced in evidence or used for any other purpose without the production of the other counterparts.

      11.11 No Assumption of AFI's or AFIM's Liabilities. Except as expressly provided herein, FMIC is acquiring only the Property from AFIM and common capital stock and the Option from AFI and is not the successor of either AFI or AFIM. FMIC does not assume or agree to pay, or indemnify either AFI, AFIM or any other person or entity against, any liability, obligation or expense of either AFI or AFIM.

      IN WITNESS WHEREOF, the parties have hereunto set their hands in duplicate the day and year first above written.

FMIC


FIRST MORTGAGE INVESTMENT CO., a Missouri corporation.



By:   /s/Charles A. Holtgraves
      -------------------------------------
      Charles A. Holtgraves, Vice President




AFI


ADVANCED FINANCIAL, INC., a Delaware corporation.



By:   /s/William B. Morris
      --------------------------------------
      William B. Morris, Senior Vice President


AFIM


AFI MORTGAGE, INC., a Nebraska corporation.



By:   /s/William B. Morris
      ---------------------------------------
      NAME, TITLE

                                Table of Exhibits


A.          Second Mortgage*

1.1         AFI Plan of Reorganization**

1.9         First Mortgage*

1.12        Real Property Description

2.4.1       Title Insurance Requirements

2.4.2       Survey Requirements

4           Option Agreement for FMIC


-------------

*Pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933, as amended, these exhibits have been omitted from this filing. The registrant agrees to furnish supplementally a copy of such omitted exhibits to the Commission upon request.

**This exhibit is being filed as Exhibit 2.1 to the Form 8-K.

                                  Exhibit 1.12


                                  REAL PROPERTY


Property Description:

      "Lot 1, Block 2, MILLWOOD BUSINESS PARK FIRST PLAT, a subdivision in the City of Shawnee, Johnson County, Kansas."

                                  Exhibit 2.4.1

                          Title Commitment Requirements


      1. The Title Commitment shall show that the policy will be issued on an ALTA Extended Coverage Owner's form, revised 1992 naming Buyer as the prospective insured and showing as the policy amount the total purchase price for the Property.

      2. The Title Commitment shall contain a legal description of the Property, which description must be identical with the description of the Property included in the Survey submitted to Buyer. The legal description shall show as separately insured parcels any off-premises easements that benefit the Property.

      3. The Title Commitment shall list and identify by reference to volume and page, where recorded, all easements, rights-of-way and other instruments or matters affecting title to the Property.

      4. The Title Commitment must separately from the matters set forth in 3 above, and identify by reference to the volume and page where recorded, all instruments or matters affecting title to any off-premises easements that benefit the Property.

      5. Legible copies of all instruments affecting title to the Property shall be submitted with the Commitment.

      6. All easements, rights-of-way, set-back requirements, etc., listed as exceptions to title shall appear on the Survey submitted to Buyer.

      7. Additional endorsements (which may take the form of affirmative insurance covering, for example, restrictive covenants, encroachments, etc.) may be required, depending upon the state in which the Property is located and the status of title as shown in the Title Commitment. An ALTA Form 100 endorsement shall be required where restrictions affect the Property. An ALTA Form 100.29 or
100.30 shall be required where mineral exceptions appear on Schedule B of the Title Commitment.

      8. With  regard  to the  standard  printed  exceptions  and  other  common exceptions  generally  included  in Title  Commitments,  (i)  there  shall be no exceptions for "any lien", or right to a lien, for services, or material heretofore or hereafter furnished, imposed by law and now shown by the public records," (ii) the exception for ad valorem taxes or special assessments shall reflect only taxes and special assessments for the current year and shall be annotated "Net yet due and payable", (iii) the exception for survey or "encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey and inspection of the Premises" shall be deleted, (iv) there shall be no exception for "easements or claims of easements not shown by the public records" or the like (although exception may be made to a specified unrecorded exception shown on a specified survey), (v) there shall be no exception for "rights of parties in possession not shown by the public records" although there may be an exception for "rights of tenants under unrecorded leases, as tenant only", and (vi) any restrictive covenants shown on the Title Commitment shall provide affirmative insurance that "there are no current violations of any covenants and/or restrictions and any future violation shall not result in a forfeiture of Buyer's title.

                                  Exhibit 2.4.2

                               Survey Requirements

      The Survey shall be prepared by a licensed surveyor and shall show the following:

            (a) The boundary line of the Property and all appurtenant easements by courses and distances showing the area of the Property, and each parcel thereof, in square feet. If the Property is composed of all or portions of several lots or other legal subdivisions, the boundaries of each shall be indicated by dotted lines and the proper lot number or legal subdivision designation shown. If the survey comprises more than one parcel, it shall show interior lines and facts sufficient to insure contiguity. Points of beginning used in the description of the Property shall be identified.

            (b) The location of all easements and rights-of-way affecting or benefiting the Property (each of which shall be identified by reference to the volume and page where recorded).

            (c) The location of all building set-back lines on the Property.

            (d) All encroachments, conflicts, or protrusions and specifically listing such items on the Survey.

            (e) All abutting dedicated public streets providing access to the Property, showing the width, the location of the right-of-way lines, and the name thereof and all sidewalks, parkways, curbs, and driveways adjoining the Property. All street address numbers shall be shown where they exist.

            (f) All fences (both perimeter and cross) and all walls and other improvements along the property lines with dimensions. All party walls or buildings or other structures on the property line indicating the thickness of the portions thereon on each side of the Property and the nature of the use of said walls on each side.

            (h) All wires and cables crossing, entering or leaving the Property, indicating the amount of cross arm or wire overhand and all anchors and or guy wires affecting the Property.

            (i) A legal description (monuments, courses and distances) of the Property which shall coincide with the boundaries shown on the survey and which shall be identical with the description of the Property contained in the Title Commitment.

            (k) All utilities serving the Property, including electric, gas, water and sewer.

            (l) The boundaries and dimensions of any flood plain, flood prone area or a flooding of any body of water.

            (m) A certification signed and sealed by the surveyor, which shall be in substantially the following form:

      -----------------------------------------------------------------------
      I hereby certify that on the _____ day of ____________________, 1995.

            (a) this survey was made on the ground as per the field notes shown on this survey and correctly shows (i) the boundaries and areas of the Property, (ii) the location of all rights-of-way, easements, and any other matters of record (or of which I have knowledge or have been advised whether or not of record) affecting or benefiting the Property, (iii) all abutting dedicated public streets providing access to the Property, together with the width and name thereof, and (iv) all other significant items of the Property;

            (b) except as specifically set forth below, there are no (i) encroachments upon the Property by improvements on adjacent property, (ii) encroachments on any easements or on adjacent streets, or alleys by any improvements on the Property, (iii) party walls, (iv) conflicts or protrusions. The exceptions to the above statements are as follows: (if not, so state).

            (c) Adequate ingress to and egress from the Property is provided by (name of streets), the same being paved, dedicated public right(s)-of-way maintained by (name of maintaining authority).

            (d) All required building set-back lines on the Property are located as shown hereon.

            (e) A statement as to whether or not the Property is located within a flood plain or flood prone area. If the Property is located within a flood prone area, the statement shall also identify the official maps from which the flood plan or flood prone area was taken.

            (f) This survey is made in accordance with the "Minimum Standard Detail Requirements for Land Title Surveys, jointly established and most recently adopted by ALTA and ASCM."

                                          -----------------------------------
                                          Signature of Surveyor

                                          Registered Public Surveyor
                                          Registration No. __________________
                                          (Name, address, telephone number and
                                          job number of Surveyor)
                                          (Seal of Surveyor)

                                    EXHIBIT 4

                             STOCK OPTION AGREEMENT

                                     BETWEEN

                          FIRST MORTGAGE INVESTMENT CO.

                                       AND

                            ADVANCED FINANCIAL, INC.

                                Table of Contents

1.    Capitalized Terms......................................................1

2.    Grant of Option........................................................1

3.    Option Exercise Price..................................................2

4.    Exercise of Option.....................................................3

5.    Term of Option.........................................................3

6.    Expiration.............................................................4

7.    Manner of Exercise.....................................................4

8.    Stockholder Rights of Holder...........................................5

9.    Amendment and Termination..............................................5

10.   Transferability........................................................5

11.   Adjustments of Shares Purchasable and Option Price.....................6

12.   Rights of Holders and the Corporation..................................8

13.   Other Provisions Relating to Rights of the Option Holder...............9

14.   Dissolution or Liquidation............................................11

15.   Compliance with Securities Act........................................11

16.   Notices...............................................................11

17.   Binding Effect........................................................12

18.   Governing Law.........................................................12

19.   Entire Agreement......................................................12

20.   Modification..........................................................12

Table of Exhibits...........................................................15

                             ADVANCE FINANCIAL, INC.
                             STOCK OPTION AGREEMENT



      THIS STOCK OPTION AGREEMENT is made and entered into as of the ___ day of _________, 1998, by and between ADVANCED FINANCIAL INC., a Delaware corporation (hereinafter sometimes referred to as "AFI" or the "Corporation") and FIRST MORTGAGE INVESTMENT CO, a Missouri Corporation, (hereinafter sometimes referred to as "FMIC" or the "Holder"). The Recitals are an integral part of this Stock Option Agreement (hereinafter sometimes referred to as "Agreement").


                                   RECITALS


      WHEREAS, Corporation is entering a Plan of Reorganization under Chapter 11 of Title 11 of the United States Code;

      WHEREAS, the parties are simultaneously entering into an Acquisition Agreement;

      WHEREAS,  as a condition of the Plan of  Reorganization,  the  Corporation
hereby  grants  Holder  an  Option  to  acquire   voting  common  stock  in  the
Corporation;

      WHEREAS, upon confirmation of the Plan of Reorganization, it is expected and anticipated that the Corporation will have issued and outstanding the sum of 3,000,000 Common Shares, being the only class of stock of Corporation, of which FMIC will own 1,800,000 shares;

      NOW THEREFORE, in consideration of the premises and of the respective covenants and agreements of the parties herein contained, and of other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties, intending legally to be bound, agree as follows:


1. Capitalized Terms. Capitalized terms not otherwise defined herein have the meaning given them under the Acquisition Agreement.

2. Grant of Option. For value received, the Corporation hereby grants Holder a voting common stock Option (hereinafter sometimes referred to as "Option") subject to the terms set forth below, to subscribe for and purchase from the Corporation the number of shares determined in this paragraph, each of which shares shall be fully paid and non-assessable shares (hereinafter sometimes referred to as "Option Shares"), of voting common stock of the Corporation.

                                    1 of 15

      2.1 FMIC is granted the right to acquire that number of shares of AFI's common capital stock necessary to increase FMIC's ownership from sixty percent (60%) to eighty percent (80%) of the issued and outstanding shares of common capital stock of AFI. Assuming that upon Confirmation of the Plan of Reorganization, the then aggregate outstanding stock totals 3,000,000 shares and that FMIC then owns 1,800,000 shares, as set forth in the recitals, then such Option shall grant FMIC the right to acquire an additional Three Million
(3,000,000) shares, to increase its ownership from one million eight hundred thousand (1,800,000) shares to four million eight hundred thousand shares (4,800,000), thereby increasing the percentage of issued and outstanding shares owned by FMIC from 60% to 80%; provided however,

      2.2 The number of shares provided in paragraph 2.1 above shall be limited to that number of shares of AFI's common stock which, when taken together with all other transactions relevant to a "change of control" under ss. 382(g) of the Internal Revenue Code, would be one share less than that number which would trigger such a "change in control."

      2.3 The number of Option Shares and the Option Price per Option Share are subject to adjustment pursuant to paragraph 11 of this Agreement.

      2.4 This Option shall be registered in the Holder's name on the books of the Corporation at its principal executive office to be maintained by the Corporation and such Option shall be transferable only as provided herein. Until this Option is transferred on the books of the Corporation, the Corporation shall treat the registered Holder hereof as absolute owner of this Option for all purposes, notwithstanding any notice to the contrary.

3. Option Exercise Price. The Option Exercise Price for the Option Shares shall be One Million Five Hundred Thousand and No/100 Dollars ($1,500,000) for the number of shares described in paragraph 2.1 above. Such price may be payable in whole or in part as follows:

      3.1 In the form of one or more business units which had an accumulated net fair market value at their respective dates of contribution of One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00); or

      3.2 By cash or certified funds equal the difference between One Million Five Hundred Thousand and No/100 Dollars ($1,500,000.00) and the fair market value of any business units, Option payments or the Extension Consideration previously contributed by FMIC to AFI or AFIM.

      3.3 In the event FMIC contributes one or more businesses with an aggregate net fair market value less than One Million Five Hundred Thousand and No/100 Dollars ($1,500,000), then FMIC shall receive a pro rata portion of the maximum number of shares available under paragraph 2.1 above. Such pro rata portion shall include pro rata portion of stock for the Extension Consideration, if any was paid pursuant to paragraph 5.2.2 below.

                                    2 of 15

      3.4 In the event FMIC contributed cash in exercise of the Option, no appraisal shall be required. In the event FMIC acquired one or more business units in an arms length acquisition within sixty (60) days of contribution, no appraisal shall be required. The amount paid for such business shall be its fair market value for the purpose of determining net fair market value. In the event FMIC contributes a business unit which it did not purchase in an arm's length transaction within sixty (60) days of such contribution, an appraisal of such business unit shall be obtained at FMIC's expense to determine net fair market value.

      3.5 In the event that the fair market value of a business unit contributed by FMIC shall, when taken in conjunction with all prior transfers of cash and/or business units pursuant to the Option Agreement, exceed $1,500,000, then AFI shall issue its promissory note to FMIC for the difference between the actual fair market value of property and cash contributed and $1,500,000.

      The terms of such a note, if any, shall be as follows;

            3.5.1 It shall be for a term of five years, with interest payable quarterly in arrears for the first two years and thereafter principal and interest payments quarterly which are sufficient to amortize the balance of the note by the end of its term.

            3.5.2 It shall bear interest at the prime rate of NationsBank for its best 90 day commercial borrowers plus two percent, said rate to be adjusted on the first day of each calendar quarter to the rate prevailing at the close of NationsBank's business on the immediately preceding business day.

            3.5.3 It shall be secured by a lien against the assets which were transferred which gave rise to the existence of the note.

4. Exercise of Option. This Option is exercisable at any time during its term and before its expiration at 5:00 p.m., Kansas City, Missouri time on the date determined under paragraph 6 below, upon tender of the Option Exercise Form, attached as Exhibit A, and payment thereof of the Option Exercise Price as set forth in paragraph 3.

      This  Option may be  exercised  in whole or in part at any time during its
term.  Upon  partial  exercise,   the  number  of  shares   represented  by  the
consideration tendered shall be issued as provided herein.

5. Term of Option. The term of the Option shall be as follows:

      5.1 During a one year period commencing upon the Closing Date, ("First Option Year") FMIC may exercise the Option, or any part thereof, upon payment of the relevant Option Exercise Price as set forth in paragraph 3.

                                    3 of 15

      5.2 FMIC may extend the term of the Option for one additional year ("Second Option Year") if during the First Option Year, it has done one of the following:

            5.2.1 Under the terms described herein, FMIC has contributed to AFI or AFIM a business unit with a fair market value of not less than Five Hundred Thousand Dollars ($500,000); or

            5.2.2 FMIC has contributed One Hundred Thousand Dollars ($100,000) in cash or certified funds to AFI or AFIM as non-refundable consideration ("Extension Consideration") to extend the Option for one additional year.

6. Expiration. The Option shall expire by its terms if it has not been exercised during the First Option Year, or if extended, during the Second Option Year.

7. Manner of Exercise. Within ten (10) business days of the exercise of all or any part of this Option by the Holder, as herein provided, the Corporation shall cause to be issued in the name of and delivered to the Holder a certificate or certificates for the Option Shares of voting common stock so purchased. The Corporation covenants and agrees that all the Option Shares of the voting common stock which may be issued and delivered upon the due exercise of this Option by the Holder shall, upon such issuance and delivery, be fully paid and non-assessable. The Corporation agrees at all times to reserve and hold available a sufficient number of Option Shares of the authorized but unissued voting common stock of the Corporation, or the voting common stock of the Corporation held as treasury stock, to cover the Option Shares of the voting common stock issuable upon the exercise of this Option.

            The Holder by acceptance of this Option hereby agrees that at the time of any exercise of this Option he will sign a written agreement with the Corporation in which he represents that he is then purchasing the Option Shares of the voting common stock being thus purchased for investment and not with a view to the offer for sale or the distribution thereof and agrees not to assign, hypothecate, pledge, sell or otherwise transfer with or without consideration such Option Shares except pursuant to an effective registration statement (which shall be effective with the United States Securities and Exchange Commission and/or any applicable laws of any State) or in a transaction which is exempt from registration.

            In order to enforce the restrictions imposed upon any Option Shares issued by the Corporation pursuant to this Agreement, the Corporation may cause a legend(s) to be placed on any certificate representing Option Shares, which legend(s) shall make appropriate reference to the restrictions imposed upon the Option Shares. The legend(s) shall substantially conform to the following legend:

      THE HOLDER OF THESE SHARES ACKNOWLEDGES AND AGREES THAT HE HAS REQUESTED AND HAS RECEIVED ALL FINANCIAL AND OTHER INFORMATION ON THE CORPORATION WHICH HOLDER DEEMS NECESSARY; THAT HE IS ACQUIRING SHARES FOR HIS OWN

                                    4 of 15

      ACCOUNT FOR INVESTMENT AND NOT WITH A VIEW TO THE DISTRIBUTION OR RESALE THEREOF; THAT THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE BLUE SKY LAWS; THAT THE SHARES MAY NOT BE SOLD, PLEDGED, ASSIGNED OR TRANSFERRED EXCEPT UPON THE TERMS AND THE CONDITIONS OF THE VOTING COMMON STOCK OPTION AGREEMENT BETWEEN CORPORATION AND HOLDER AND UNLESS EITHER SUCH SHARES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 AND THE APPROPRIATE STATE BLUE SKY LAWS OR, IN THE OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION, SUCH TRANSACTION INVOLVING THE SHARES IS EXEMPT FROM THE REGISTRATION PROVISIONS OF SUCH LAWS.


            An Option shall be exercisable by delivery of (1) a duly signed subscription form in writing, generally conforming to the notice set out in Exhibit A which is incorporated herein by reference, to such effect and (2) the full purchase price of the number of Option Shares being purchased pursuant to the exercise of the Option to the treasurer of the Corporation or to any other officer of the Corporation appointed for the purpose of receiving the same; provided, however, that this Option may not be exercised at any time when the exercise thereof violates any law or governmental order or regulation.

8. Stockholder Rights of Holder. The Holder does not have any rights or privileges of a stockholder of the Corporation with respect to any Option Shares issuable upon the exercise of such Option until certificates representing such Option Shares shall have been issued and delivered to such person.

9. Amendment and Termination. In the event that this Option has not been exercised on or before two years from the date of the Closing, the Option shall terminate and shall no longer be exercisable. In no event may the Option be exercised after the expiration of this term.

      The termination of the Option shall not affect any restrictions previously imposed on Option Shares issued pursuant to the Option.

10. Transferability. The transferability of the Option and Option Shares are governed by the provisions of this paragraph 10.

      10.1 This Option shall be freely transferable provided the Transferee honors all terms and conditions hereof and provided that the Transferee may not obtain any more shares than FMIC would have been entitled to. The Corporation may treat the registered Holder of this Option as the absolute owner hereof for all purposes notwithstanding any notice to the contrary.

                                    5 of 15

11. Adjustments of Shares Purchasable and Option Price. In order to prevent dilution of the rights granted hereunder, the Option Price as set forth above and the number of Option Shares shall be subject to adjustment from time to time in accordance with this paragraph 11.

      11.1 Appropriate and equitable adjustment shall be made in the number of Option Shares of voting common stock subject to each outstanding Option or the Option Price or both, in the event of any changes subsequent to the effective date hereof in the outstanding voting common stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, or consolidations, it being the purpose of this provision to insure that, in the event of an occurrence of such nature, the terms of the Option shall be adjusted to give the Holder, upon exercise of the Option, rights equivalent to the rights of a person who had held Shares of the Corporation's voting common stock in the amount subject to the Option immediately prior to the effective date of such occurrence. This paragraph shall apply, if equitable, in addition to paragraph
11.3 with respect to any transaction described therein.

      11.2 Upon any adjustment of the Option Price per share pursuant to paragraph 11.1, this Option shall thereupon evidence the right to purchase that number of Option Shares (calculated to the nearest hundredth) obtained by multiplying the number of Option Shares immediately prior to such adjustment by the Option Price per share in effect immediately prior to such adjustment and dividing the product so obtained by the Option Price per share in effect immediately after such adjustment.

      11.3   Change in Corporation or Shares.

            11.3.1 In case of any consolidation with or merger of the Corporation into another entity (other than a merger or consolidation in which the Corporation is the continuing entity), such successor shall execute in favor of the Holder hereof a supplement to this Option:

                     (a) providing that the Holder of this Option shall receive, upon exercise of this Option, in lieu of each Option Share of the Corporation deliverable upon such exercise immediately prior to such event, the kind and amount of property (or securities or cash, if any) receivable upon such consolidation or merger, by a holder of each share of the Corporation;

                     (b) setting forth the Option Price for the property (or securities or cash, if any so receivable for each Option Share of the Corporation, which (except as contemplated by paragraph 11.1) shall be an amount equal to the Option Price per Option Share immediately prior to such event; and

                     (c) providing that such successor entity assumes the due and punctual performance and observance of each and every covenant and condition of this Option to be performed or observed by the Corporation (including, without limitation, provisions for adjustment of the Option Price), as nearly as may be in relation to any Option Shares of stock, securities, or property thereafter deliverable upon the exercise hereof.

                                    6 of 15

            11.3.2 In case of any reclassification or change of the shares or in case of any consolidation or merger of another entity into the Corporation in which the Corporation is the continuing entity and in which there is a reclassification or change of the shares, the Corporation shall execute in favor of the Holder hereof a supplement to this Option:

                     (a) providing that the Holder of this Option, upon exercise of this Option, in lieu of each Option Share of the Corporation deliverable upon such exercise immediately prior to such event, shall receive the kind and amount of property (or securities or cash, if any) receivable upon such reclassification, change, consolidation or merger by a holder of one share of the Corporation; and

                     (b) setting  forth the Option  Price for the  property  (or securities or cash, if any) so issuable for each Option Share of the Corporation, which (except as contemplated by paragraph 11.1) shall be an amount equal to the Option Price per Option Share immediately prior to such event.

            11.3.3 A copy of the supplement  referred to in subsections  (a) and
(b) of this paragraph 11.3 shall be sent by the Corporation to the Holder of this Option as soon as practicable but no longer than 60 days after the execution thereof.

      11.4 Whenever the Option is adjusted as herein provided, the Corporation shall compute an adjusted Option Price and the adjusted number of Option Shares in accordance with this paragraph 11 and prepare a certificate setting forth the adjusted Option Price and the adjusted number of Option Shares based upon such computation, showing in reasonable detail the facts (and computations) upon which such adjustments are based, and the Corporation shall cause to be mailed to the Holder hereof a notice stating that the Option Price and the number of Option Shares have been adjusted, with a copy of such certificate attached. If the Holder disagrees with the computations made by the Corporation, the Holder may request a nationally recognized public accounting firm ("Holder's Accounting Firm") to confirm such computations and to prepare and mail to the Corporation and the Holder its results. In the event such results agree with the Corporation's computations, the expense of the computations prepared by the Holder's Accounting Firm shall be borne by the Holder. If the Holder's Accounting Firm's computations disagree with the computations prepared by the
Corporation, the Corporation's regular public accounting firm ("Corporation's Accounting Firm") and the Holder's Accounting Firm shall appoint another nationally recognized public accounting firm ("Third Party Accounting Firm") to verify the computations. The Third Party Accounting Firm decision shall be final. If the Third Party Accounting Firm verifies the Corporation's computations, the Holder shall be responsible for the expense of the computations of the Holder's Accounting Firm and the Third Party Accounting Firm. If, however, the Third Party Accounting Firm agrees with the computation prepared by the Holder's Accounting Firm, the Corporation shall bear the expense of the preparation of the computations by the Holder's Accounting Firm and the Third Party Accounting Firm.

      11.5 If at any time after the date of this Option:

                                    7 of 15

            11.5.1 the Corporation shall declare a distribution on its shares, other than a distribution of cash out of its undistributed net income paid at an established annual or quarterly rate; or

            11.5.2 the Corporation shall authorize the granting to the holders of its shares of rights to subscribe for or purchase any shares of any class or of any other rights; or

            11.5.3 there is a reclassification of the shares, or any consolidation or merger to which the Corporation is a party, or any lease, sale or conveyance to another entity of the property of the Corporation as an entirety or substantially as an entirety and for which approval of any stockholders of the Corporation is required; or

            11.5.4   there   is   a  voluntary   or   involuntary   dissolution,
liquidation or winding up of the Corporation; or

            11.5.5 the Corporation proposes to take any other action which would require an adjustment of the Option Price pursuant to paragraph 11 hereof; then the Corporation shall cause to be mailed to the Holder of this Option at least twenty (20) days prior to any applicable record date specified by the Corporation, a notice stating:

                     (a) the date on which a record is to be taken for the purpose of such distribution or rights, or, if a record is not to be taken, the date as of which the holders of shares of record to be entitled to such distribution or rights are to be determined; or

                     (b) the date on which such distribution, reclassification, consolidation, merger, lease, sale, conveyance, dissolution, liquidation or winding up is expected to become effective; and

                     (c) the date as of which it is expected that holders of shares as shown on registration books maintained by the Corporation shall be entitled to receive such distribution or exchange their shares for securities or other property, deliverable upon such distribution, reclassification, consolidation, merger, lease, sale, conveyance, dissolution, liquidation or winding up; and the date on which it shall be determined which stockholders of record are entitled to vote on such transaction.


12. Rights of Holders and the Corporation. Except as provided in paragraph 11, a Holder shall have no rights by reason of any subdivision, or consolidation of shares of stock of any class of stock or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation, and any issuance by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class.

                                    8 of 15

      The grant of an Option pursuant to this Agreement shall not affect in any way the right or power of the Corporation to make adjustments, reclassification, reorganizations, or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, or sell or transfer all or any part of its business or assets.

13. Other Provisions Relating to Rights of the Option Holder.

      13.1 No Holder of this Option, as such, shall be entitled to vote, to receive distributions or to be deemed the Holder of Option Shares of the Corporation nor shall anything contained in this Option be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Corporation, except as specifically provided herein, or any right to vote for the election of the board of directors of the Corporation or upon any matters submitted to stockholders at any meeting thereof, or to give or withhold consent to any action of the Corporation (whether upon any recapitalization, issue of shares, reclassification of shares, consolidation, merger, sale, lease, conveyance or otherwise), receive notice of meetings or other action affecting stockholders (except for notices expressly provided for in this Option), receive distribution or subscription rights, or otherwise (except as provided for in the Option) until this Option shall have been exercised and the Option Shares shall have been issued and delivered as provided in this Option; provided, however, that the Corporation acknowledges the Option Holder's right to acquire voting common stock of the Corporation pursuant to the terms hereof and agrees that until the expiration, cancellation or exercise hereof the rights of such Holder to acquire voting common stock of the Corporation shall be recognized and shall entitle such Holder to the same general protections afforded a stockholder of the Corporation against the breach of any fiduciary or other duty of good faith and fair dealing owed to a stockholder of the Corporation, by the Corporation, its officers or its directors.

      13.2   Corporation Registration.

            13.2.1 Tag Along Rights. If the Corporation determines to register any of its securities either for its own account or the account of any security holder or holders, other than a registration relating solely to employee benefit plans, or a registration relating solely to a transaction pursuant to Rule 145 of the Commission (or substantially similar successor rule) or a registration on any registration form which does not permit secondary sales or does not include substantially the same information regarding the Corporation as would be required to be included in a registration statement covering the sale of the Option Shares, the Corporation will:

                     (a) promptly give to the Holder written notice thereof (which shall include the name of the managing underwriter or underwriters, if any, of the offering); and

                     (b) use its best efforts to include in such registration all Option Shares, as specified in a written request or requests given by the Holder of Option Shares within 15 days after such written notice from the Corporation described in clause (i) above is given, except as set forth in paragraph 13.2.2 below.

                                    9 of 15

            13.2.2 Underwriting. The right of the Holder to include Option Shares in a registration pursuant to paragraph 13.2 involving an underwritten public offering shall be conditioned upon the inclusion of such securities in the underwriting to the extent provided herein. Notwithstanding any other provision of this paragraph 13.2, if the managing underwriter or underwriters determine that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may exclude from such registration and underwriting some or all of the Option Shares requested to be included by the Holder. In such event, the Corporation shall so advise the Holder, and the Option Shares held by the Holder shall, to the extent necessary, be excluded from such registration. If the Holder disapproves of the terms of any such underwriting, the Holder may elect to withdraw therefrom by written notice to the Corporation and the underwriter. Any Option Shares excluded or withdrawn from such underwriting shall be withdrawn from such registration.

            13.2.3 Expenses of Registration. The Corporation shall bear all registration expenses incurred in connection with all registrations pursuant to paragraph 13.2, except expenses described as professional fees and related expenses customarily paid for by such Shareholders who participate in such registrations.

            13.2.4 Information by Holders of Securities. The Holder shall furnish to the Corporation such information regarding the Holder and the proposed distribution, and execute any and all necessary documents and indemnifications, as the Corporation may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in paragraph 13.2.

            13.2.5 Transfer of Registration Rights. The rights to cause the Holder to register the Option Shares under paragraph 13.2 may be assigned by the Holder to assignees of the Option Shares provided, however, that such assignees in the aggregate must, after giving effect to such transfer, hold or demand to hold at least Ten Thousand (10,000) shares of Option Shares; and provided, further, that the Corporation is given written notice at the time of or within a reasonable time after such transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned; and provided, further, that any such transferee or assignee of such rights assumes the obligations of the transferor under paragraph 13.2.

            13.2.6 "Market Stand-Off" Agreement. The Holder, if requested by the Corporation and the underwriter of any public offering of the Corporation, shall agree not to sell or otherwise transfer or dispose of any Option Shares during a reasonable period following the effective date of the registration statement covering the public offering. Such agreements shall be in writing in a form satisfactory to the Corporation and such underwriter. The Corporation may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said period.

      13.3 The Corporation shall at all times have reserved and kept available an authorized number of Option Shares sufficient to permit the exercise in full of this Option.

                                    10 of 15

      13.4 Notwithstanding anything contained herein to the contrary, the Corporation shall not be required to issue any fraction of an Option Share in connection with the exercise of this Option. All fractional share amounts shall be rounded off to the nearest whole share.


14. Dissolution or Liquidation. Except as otherwise provided herein, a dissolution or liquidation of the Corporation shall cause each outstanding Option to terminate. At least twenty (20) days notice of the record date for determining stockholders entitled to participate in such liquidation or dissolution shall be given the Holder as required in paragraph 11.5.5.

15. Compliance with Securities Act. Notwithstanding anything contained herein to the contrary, no Option granted under this Agreement shall be exercised, and the Corporation may postpone the issuance and delivery of shares upon any purported exercise of an Option, until (a) the completion of a registration with the Securities and Exchange Commission or other qualification of such shares under any state or federal law, rule or regulation as the Corporation shall determine to be necessary or advisable, or (b) counsel for the Corporation shall have opined that the issuance of such Option Shares does not require registration under any Federal Securities Act, and, insofar as any local Blue Sky law might affect the issuance of such Option Shares, either the local Blue Sky Commissioner shall have ruled or counsel for the Corporation shall have opined that the issue is not subject to such local law or that such Option Shares shall have been duly qualified under such law. Any person exercising an Option shall make such representations and furnish such information as may in the opinion of counsel for the Corporation be appropriate to permit the Corporation, in the light of the then existence or non-existence of an effective Registration Statement under the Securities Act of 1933, as from time to time amended, with respect to such Option Shares, to issue the Option Shares in compliance with the provisions of that or any comparable law. The Corporation shall not have any liability with respect to any Option the exercise of which is delayed in good faith by the provisions of this paragraph 15.

16. Notices. Any notice or other communication to the Corporation or to the Holder of this Option shall be in writing and such notice or communication shall be deemed duly given or made if mailed by registered or certified mail, return receipt requested, postage prepaid and if to such Corporation to:

            Advanced Financial, Inc.
            5425 Martingale
            Shawnee, Kansas  66218

or such other address as the Corporation may designate by notice to the Holder and if to such Holder to:

            First Mortgage Investment Co
            5425 Martingale
            Shawnee, Kansas  66218

                                    11 of 15
            cc: Steven H. Goodman
                Shughart Thomson & Kilroy, PC
                120 W. 12th St.
                Kansas City, MO  64105

or at such other address as the Holder may designate by notice to the Corporation.

17. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Corporation and Holder and his respective heirs, executors, administrators, legal representatives and successors.

18. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the state of Delaware.

19. Entire Agreement. This Agreement constitutes the entire Agreement between the parties, and supersedes all prior Agreements and understandings relating to the subject matter of this Agreement.

20. Modification. This Agreement may be amended or modified only by written instrument executed by both Corporation and Holder.


      IN WITNESS WHEREOF, Corporation has caused this Agreement to be signed in its corporate name under its corporate seal by its president and its corporate seal to be hereunto affixed and the execution hereof to be attached by its secretary as of this _____ day of ______________, 1998


                                         ADVANCED FINANCIAL, INC.
ATTEST:


______________________________           By:______________________________
Secretary                                      William B. Morris
                                               Senior Vice President




                                    12 of 15

                                         HOLDER:

ATTEST:                                  FIRST MORTGAGE INVESTMENT CO


______________________________           By:__________________________
Secretary                                    Charles Holtgraves,
                                             Vice President


                                 ACKNOWLEDGMENT

STATE OF ________________  )
                           )   ss:
COUNTY OF ______________   )


      On this ____ day of ________, 1998, before me, the undersigned, a Notary Public in and for said County and State personally appeared William B. Morris and ___________________________________, the Senior Vice President and
Secretary, respectively, of ADVANCED FINANCIAL, INC., known to me to be the persons who executed the within instrument in behalf of said Corporation and acknowledged to me that they executed the same for the purposes therein stated.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.


                                         ---------------------------------
                                         Notary Public within and for said
My Commission Expires:                   County and State

---------------------                    ---------------------------------
                                               Type Notary's Name Here




                                    13 of 15

                                 ACKNOWLEDGMENT

STATE OF ________________  )
                           )   ss:
COUNTY OF ______________   )


      On this ____ day of ________, 1998, before me, the undersigned, a Notary Public in and for said County and State personally appeared Charles A. Holtgraves and ________________ _____________________, the Vice President and
Secretary, respectively, of FIRST MORTGAGE INVESTMENT CO, known to me to be the persons who executed the within instrument in behalf of said Corporation and acknowledged to me that they executed the same for the purposes therein stated.

      IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.


                                         ---------------------------------
                                         Notary Public within and for said
My Commission Expires:                   County and State

---------------------                    ---------------------------------
                                               Type Notary's Name Here

                                    14 of 15

                                Table of Exhibits

4    Advance Financial, Inc. Stock Option Agreement

                                    15 of 15

                                   EXHIBIT A
                             ELECTION TO PURCHASE

      To be executed by the Holder only if he desires to exercise options evidenced by the within Option Agreement.

      TO:  ADVANCED FINANCIAL, INC.
            5425 Martingale
            Shawnee, Kansas  66218

      The undersigned hereby (1) irrevocably elects to exercise the within Option, and to purchase thereunder _____________ Shares issuable upon exercise of said Option, (2) makes payment in full of the Purchase Price of such Shares in accordance with paragraph 3 of the Option (3) requests that certificates for the Shares be issued in the name of:

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Please print Social Security or Tax Identification Number:

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                        (Please print name and address)
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and (4)if said  number of  Options  Shares  shall not be all the  Option  Shares subject to the within Option, the Holder requests that a new Option evidencing the right to acquire any remaining Option Shares be issued in the name of and delivered to:

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                        (Please print name and address)
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Dated: __________________, 19___.

Signature:____________________________


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NOTICE:       The above  signature must correspond with the name as written upon the face of the within Option Agreement in every particular, without alteration or enlargement or any change whatsoever or if signed by any other person a form of assignment must be duly executed.



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